UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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BlackRock Income Trust, Inc.

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On June 27, 2017, BlackRock Income Trust, Inc. (the “Fund”) filed with the Securities and Exchange Commission a slide presentation (the “June 2017 Presentation”) pertaining to certain matters to be voted upon at the Fund’s Annual Meeting of Stockholders to be held on July 25, 2017.

On July 14, 2017, the Fund submitted a copy of the June 2017 Presentation that includes supplemental slides in a new “Appendix D” (the “July 2017 Presentation”) to representatives of Institutional Shareholder Services, Inc. A copy of the July 2017 Presentation is filed herewith.

BlackRock Income Trust (BKT) July 2017

Executive Summary BlackRock Advisors, LLC (the “Advisor”) launched BlackRock Income Trust (“BKT” or the “Fund”) in 1988 and has served as the Fund’s investment adviser since the Fund’s $544 million initial public offering. The Advisor has extensive experience in managing U.S. mortgage bonds, which are a core part of BlackRock’s fixed-income business with over $142 billion of Agency mortgage-backed securities (“MBS”) and securitized assets under management as of December 31, 2016. BKT is one of the only high quality bond exchange traded closed-end funds and the only high quality fund included in the Lipper U.S. Mortgage Fund classification (the “Lipper Peer Group”). The Board and BlackRock believe that comparing the Fund to the Lipper Peer Group is NOT an “apples-to-apples” comparison and should not be the sole judgement for the performance of the Fund. The Fund’s high quality bias means that investors are subject to less credit risk and should experience lower volatility as a result of credit quality fluctuation than other closed-end mortgage funds, but this also means that investors may experience somewhat lower returns. Given the limitations of the Lipper Peer Group, the Board of Directors (the “Board”) has historically considered alternative measures of performance when evaluating the Fund, including a “high quality” custom peer group of funds (referred to herein as the “Custom Peer Group”) that also invest substantially all of their assets in investment grade securities, and also an internal custom benchmark. The Board and BlackRock believe that BKT offers one of the only high quality bond options in the closed-end market and that there is an important need for a fund like BKT. The Board and the Advisor believe that the Proponent’s proposal to terminate the investment management agreement (the “Advisory Agreement”) would have a significant adverse impact on the day-to-day operations of the Fund and could result in loss of share value for Fund stockholders. We hope that you will support the Advisor’s continued management of the Fund by voting AGAINST Proposal 2.

BlackRock's Agency Mortgage Platform

Mortgage strategies are a core part of BlackRock's fixed income business with over $142 billion in Agency MBS and Securitized Assets under management across the entire Global Fixed Income platform

BlackRock Income Trust (BKT) Portfolio Team

Portfolio Managers

Ron Sion (18/18)

Matthew Kraeger (17/17)

Risk & Quantitative Analysis (RQA)

4 Investment Professionals

Product Strategy

3 Investment Professionals

Proprietary Mortgage Analytics Team

35 Investment Professionals

Portfolio Analytics Group (PAG)

5 Investment Professionals

Global Trading Team [1]

80 Investment Professionals

Sector Specialists

Responsible for research, analysis and trade execution; identify security selection opportunities

Global Rates

13 Sector Specialists

Agency MBS

10 Sector Specialists

Securitized Assets

17 Sector Specialists

As of December 31, 2016
(Years at BlackRock / Years in Industry)
Team is based in New York
(1) The Global Trading team within the Trading and Liquidity Strategy Group includes approximately 80 traders globally that focus on executing trades across fixed income and FX.

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BKT Investment Objective: Preservation of Capital and High Monthly Income The Fund’s investment objective is to manage a portfolio of high quality securities to achieve both preservation of capital and high monthly income. The Board and BlackRock believe that investors in the Fund should consider the Fund’s stated investment policies in determining whether this Fund is best suited to help meet the investors’ investment goals. Consistent with its stated investment objective, the Fund invests at least 80% of its assets in high quality securities that are either issued or guaranteed by the U.S. government or one of its agencies or instrumentalities or are rated at the time of investment either AAA by Standard & Poor’s Corporate Ratings Group or Aaa by Moody’s Investors Service, Inc. In contrast, a majority of the other funds in the Lipper Peer Group hold less than 30% of their assets in AAA-rated bonds, securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities and cash and cash equivalents. Many of these funds have significant exposure to below investment grade (“junk”) securities, or to unrated securities. AAA Rated Bonds (1) AA, A and BBB Rated Bonds Below Investment Grade / Not Rated Bonds (2) Source: BlackRock, First Trust and Nuveen as of 2/28/2017; Legg Mason (DMO) as of 12/31/2016. Please see the corresponding tables, including the footnotes thereto, in Appendix A for further information. Includes AAA, U.S. government, federal agencies, U.S. Treasury / Agency, and cash and cash equivalents. Includes BB, B, Below B, CCC, CC, C, C or Lower, D, and Not Rated. Lipper Peer Group – Portfolio Composition – Credit Quality

Other Measures of Comparing the Fund’s Performance Given the limitations of the Lipper Peer Group discussed above, the Board has historically considered alternative measures of performance when evaluating the Fund.(i) In the past and also in evaluating the performance concerns raised by the Proponent, the Advisor and the Board also have considered the Fund’s performance relative to a “high quality” peer group (referred to herein as the “Custom Peer Group”), consisting of closed-end funds that invest an average of 75% or greater of their portfolios in AAA-rated bonds, securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities and cash or cash equivalents. As shown below, there are a total of five funds in the Custom Peer Group, including the Fund. Earlier this year, these Custom Peer Group funds (including the Fund) had between 99% and 83% of their assets invested in AAA-rated bonds, securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities and cash or cash equivalents, with the Fund having the greatest amount in such high quality securities. For example, as disclosed in the Fund’s most recent annual report, in considering the approval of the Advisory Agreement, the Board evaluates the performance of the Fund as compared to a custom internal benchmark. Beginning in 2010, this internal custom benchmark consisted of the Citigroup USBIG Mortgage Index. Set forth in Appendix B is the Fund’s Annualized Total Return on Net Asset Value for the periods ended August 31, 2016, as compared to the custom internal benchmark. AAA Rated Bonds (1) AA, A and BBB Rated Bonds Below Investment Grade / Not Rated Bonds (2) Source: BlackRock and MFS (MGF) as of 2/28/2017; Guggenheim (WIA, WIW) as of 1/31/2017. Please see the corresponding tables, including the footnotes thereto, in Appendix A for further information. Includes AAA, U.S. government, federal agencies, U.S. Treasury / Agency, and cash and cash equivalents. Includes BB, B, Below B, CCC, CC, C, C or Lower, D, and Not Rated. Although the Advisor and the Board believe that the Custom Peer Group is a better measure of the Fund’s performance than the Lipper Peer Group for the reasons discussed herein, the Board and the Advisor note that none of the funds in the Custom Peer Group invest primarily in mortgage backed securities and thus the Custom Peer Group has its own limitations, as the funds in the Custom Peer Group are not subject to the same risks and potential returns associated with mortgage backed securities as is the Fund. Custom Peer Group – Portfolio Composition – Credit Quality

Peer Group Performance Comparison The Board and BlackRock believe that the Fund has performed well for its investment objective and high credit quality mandate. The Fund’s high quality bias means that investors are subject to less credit risk and should experience lower volatility as a result of credit quality fluctuation than other closed-end mortgage funds, but this also means that investors may experience somewhat lower returns. The Fund’s risk-controlled approach to investing resulted in the Fund being the best performing fund based on net asset value in its Lipper Peer Group in 2008, a period of substantial market and credit quality risk. The Fund has performed well over most periods as compared to the Custom Peer Group and also on a risk adjusted basis as measured by the Sharpe Ratio (see Appendix C). Lipper Peer Group – Annualized Total Return on Net Asset Value (1) Custom Peer Group – Annualized Total Return on Net Asset Value (1) Source: BlackRock, Morningstar as of 8/31/2016. Please see the corresponding tables, including the footnotes thereto, in Appendix B for further information.

Impact of Advisory Agreement Termination If Proposal 2 is approved, the Fund would be required to provide 60 days’ notice of termination to the Advisor. The termination of the Advisory Agreement could lead to the loss of access to all administrative personnel and services currently provided by the Advisor, which would cause substantial disruption to the Fund’s business and operations. The Board evaluates the services provided by the Advisor and its affiliates on an annual basis and believes that the Fund currently receives high quality services and that the loss of those services could be extremely detrimental to the Fund and its stockholders. The Board believes that it would be very difficult and time-consuming to replace the Advisor and the services it currently provides for the Fund with an investment adviser of similar quality that would provide such services at a comparable price. The Board believes this process would cause significant distraction to the Board, is likely to disrupt the business and operations of the Fund and could be detrimental to the value of the Fund’s shares.

Appendix A Portfolio Composition

Lipper Peer Group – Portfolio Composition

The Fund's annual shareholder reports compare the Fund's performance to the Lipper Peer Group as a reference point, given that it is a publicly available peer group.

- The Fund is currently classified by Lipper into the U.S. Mortgage Funds Peer Group.

However, the Advisor and the Board do not believe that this Lipper Peer Group classification provides the best or sole performance comparison for the Fund given the Fund's policy to invest at least 80% of its assets in securities that are (i) issued or guaranteed by the U.S. government or one of its agencies or instrumentalities or (ii) rated at the time of investment either AAA by Standard & Poor's Corporation Ratings Group or Aaa by Moody's Investor's Service, Inc.

- In contrast, the Lipper Peer Group, as shown below, contains funds primarily invested in securities with lower credit ratings compared to securities that are rated investment grade or issued or guaranteed by the U.S. government or one of its agencies or instrumentalities.

Lipper Peer Group – Portfolio Composition – Credit Quality

Name	Ticker	AAA Rated Bonds (1)	AA, A and BBB Rated Bonds	Below Investment Grade/ Not Rated Bonds (2)
BlackRock Income Trust	BKT	99%	<1%	1%
First Trust Mortgage Income Fund	FMY	32%	37%	30%
Nuveen Multi-Market Income	JMM	31%	34%	35%
Nuveen Mortgage Opportunities Term Fund 2	JMT	5%	29%	66%
Nuveen Mortgage Opportunities Term Trust	JLS	4%	30%	67%
Western Asset Mortgage Defined Opportunity Fund	DMO	1%	2%	98%
Vertical Capital Income Fund(3)	VCAPX	—	—	—
Lipper Peer Group Average		**29%**	**22%**	**49%**

Source: BlackRock, First Trust and Nuveen as of 2/28/2017; Legg Mason (DMO) as of 12/31/2016.
(1) Includes AAA, U.S. government, federal agencies, U.S. Treasury / Agency and cash and cash equivalents.
(2) Includes BB, B, Below B, CCC, CC, C, C or Lower, D, and Not Rated.
(3) Vertical Capital Income Fund (VCAPX) is included in the Lipper Peer Group but does not report credit ratings for its holdings.

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Custom Peer Group – Portfolio Composition

As shown below, there are a total of five funds in the Custom Peer Group, including the Fund.

- Earlier this year, these Custom Peer Group funds (including the Fund) had between 99% and 83% of their assets invested in AAA-rated bonds, securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities and cash or cash equivalents, with the Fund having the greatest amount in such high quality securities

Custom Peer Group – Portfolio Composition – Credit Quality

Fund Name	Ticker	Investment Grade		Below Investment Grade/ Not Rated Bonds [(2)]
		AAA Rated Bonds [(1)]	AA, A and BBB Rated Bonds	
BlackRock Income Trust	BKT	99%	<1%	1%
BlackRock Enhanced Government Fund	EGF	95%	3%	1%
Western Asset/Claymore Inflation-Linked Securities & Income Fund	WIA	86%	3%	11%
MFS Government Markets Income Trust	MGF	85%	14%	3%
Western Asset/Claymore Inflation-Linked Opportunities & Income Fund	WIW	83%	2%	15%
Custom Peer Group Average		**90%**	**5%**	**6%**

Source: BlackRock, First Trust and Nuveen as of 2/28/2017; Legg Mason (DMO) as of 12/31/2016.
(1) Includes AAA, U.S. government, federal agencies, U.S. Treasury / Agency and cash and cash equivalents.
(2) Includes BB, B, Below B, D, Not Rated, and Other / Not Rated.

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Appendix B Annualized Total Return on Net Asset Value

Lipper Peer Group – Annualized Total Return on Net Asset Value

As shown below, as of the Fund's most recent fiscal year ended August 31, 2016, the Fund had performed comparably to the Lipper Peer Group on a net asset value basis for the 10 year period.

- Moreover, in 2008, as bond markets suffered large losses, the Fund outperformed the Lipper Peer Group by 15.77% on net asset value. Notably, the Fund ranked second overall in net asset value performance out of 475 closed-end funds in 2008 based on Morningstar data.

Lipper Peer Group – Annualized Total Return on Net Asset Value

Name	1 Year	3 Year	5 Year	10 Year	2008
BlackRock Income Trust (BKT)(1)	3.64%	4.41%	3.57%	6.65%	9.78%
Lipper Peer Group Average(2)(3)	5.72%	6.52%	7.91%	6.15%	-5.99%
BKT Rank in Lipper Peer Group(2)	5/7	6/7	6/6	2/3(4)	1/3

Source: BlackRock, Morningstar as of 8/31/2016. Lipper Peer Group is the Lipper U.S. Mortgage Funds peer group.

(1) BlackRock official net annualized total return. BlackRock calculates total return using the actual dividend reinvestment price.

(2) Lipper Peer Group Average includes, and BKT Rank in Lipper Peer Group is based on, Morningstar's annualized total return data for BKT that differs from the BlackRock official net annualized total return for BKT as a result of a difference in the dividend reinvestment calculation methodology. BlackRock calculates total return using the actual dividend reinvestment price. The Lipper Peer Group Average Annualized Total Return on Net Asset Value is calculated by Morningstar assuming dividend reinvestment at net asset value on the "Ex Date". Morningstar calculated total return data for BKT is as follows: 3.27% (1 Year); 3.90% (3 Year); 3.11% (5 Year); 6.20% (10 Year); 9.12% (2008). Unless otherwise noted, BKT's rankings in this table remain the same regardless of whether BlackRock official net annualized total return or Morningstar calculated total return data is used for BKT.

(3) The Lipper Peer Group Average for each of the 1-, 3-, 5-, and 10- year periods and for 2008, as shown above, is based on the performance of the funds that comprised the Lipper Peer Group as of May 2017, which may differ from the funds that comprised the Lipper Peer Group during past periods. For example, the Lipper Peer Group Average for the 1-year period as of 8/31/2016, as shown above, is 5.72%. In contrast, the Lipper Peer Group Average for the year ending August 31, 2016 shown in BKT's shareholder report as of 8/31/2016 is 5.27%.

(4) BKT ranks 1 out of 3 funds based on BlackRock official net annualized total return for BKT when compared against Morningstar calculated total return for the other funds in the Lipper Peer Group.

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Custom Peer Group – Annualized Total Return on Net Asset Value

The Fund has performed very well over most periods as compared to the Custom Peer Group, with the Fund being the best performing fund in the Custom Peer Group for annualized total return based on net asset value for the 3-, 5- and 10-year periods ended August 31, 2016, as well as for 2008.

Custom Peer Group – Annualized Total Return on Net Asset Value

Name	1 Year	3 Year	5 Year	10 Year	2008
BlackRock Income Trust (BKT)[(1)]	3.64%	4.41%	3.57%	6.65%	9.78%
Custom Peer Group Average[(2)]	3.96%	2.58%	2.00%	4.30%	-0.88%
BKT Rank in Custom Peer Group[(2)]	4/5	1/5	1/5	1/5	1/5

Source: BlackRock, Morningstar as of 8/31/2016. Custom Peer Group is the custom "high quality" peer group.

(1) BlackRock official net annualized total return. BlackRock calculates total return using the actual dividend reinvestment price.

(2) Custom Peer Group Average includes, and BKT Rank in Custom Peer Group is based on, Morningstar's annualized total return data for BKT that differs from the BlackRock official net annualized total return for BKT as a result of a difference in the dividend reinvestment calculation methodology. BlackRock calculates total return using the actual dividend reinvestment price. The Custom Peer Group Average Total Return on Net Asset Value is calculated by Morningstar assuming dividend reinvestment at net asset value on the "Ex Date." Morningstar calculated total return data for BKT is as follows: 3.27% (1 Year); 3.90% (3 Year); 3.11% (5 Year); 6.20% (10 Year); 9.12% (2008). BKT's rankings in this table remain the same regardless of whether BlackRock official net annualized total return or Morningstar calculated total return data is used for BKT.

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Custom Internal Benchmark – Annualized Total Return on Net Asset Value

Given the limitations of the Lipper Peer Group discussed herein, the Board has historically considered alternative measures of performance when evaluating the Fund.

- For example, as disclosed in the Fund's most recent annual report, in considering the approval of the Advisory Agreement, the Board evaluates the performance of the Fund as compared to a custom internal benchmark.
  - Beginning in 2010, this internal custom benchmark consisted of the Citigroup USBIG Mortgage Index.
- Set forth below is the Fund's Annualized Total Return on Net Asset Value for the periods ended August 31, 2016, as compared to the custom internal benchmark.

Custom Internal Benchmark – Annualized Total Return on Net Asset Value

Name	1 Year	3 Year	5 Year	10 Year
BlackRock Income Trust (BKT)	3.64%	4.41%	3.57%	6.65%
Custom Internal Benchmark[(1)]	4.79%	4.90%	3.19%	5.55%

Source: BlackRock, as of 8/31/2016.

(1) Custom Internal Benchmark — Citigroup USBIG Mortgage Index: The Citigroup USBIG Mortgage Index comprises 30- and 15-year GNMA, FNMA, and FHLMC securities, and FNMA and FHLMC balloon mortgages and is reconstituted each month to reflect new issuance and principal pay-downs. The custom internal benchmark adjusts the index for 20% leverage. The custom internal benchmark also subtracts borrowing costs associated with the 20% leverage assumption from the index calculation. The borrowing costs are represented by the LIBOR 3 Month Index.

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Appendix C Sharpe Ratio on Net Asset Value

Lipper Peer Group – Sharpe Ratio on Net Asset Value

As shown below, the Fund has performed well versus the Lipper Peer Group on a risk adjusted basis, as measured by the Sharpe Ratio, given the Fund's higher credit quality.

- The Sharpe Ratio is a measure for calculating risk-adjusted returns. The higher the Sharpe Ratio of a closed-end fund, the better the fund's historical risk-adjusted performance.
- The Fund has posted higher Sharpe Ratios than the Lipper Peer Group average over the 1- and 10-year periods and in 2008 based on net asset value, and has posted Sharpe Ratios comparable to the Lipper Peer Group average over the 3- and 5- year periods.

Lipper Peer Group – Sharpe Ratio on Net Asset Value

Name	1 Year	3 Year	5 Year	10 Year	2008
BlackRock Income Trust (BKT)	1.90	1.93	1.51	1.38	0.84
Lipper Peer Group Average[1]*	1.32	1.97	1.57	1.07	-0.97
BKT Rank in Lipper Peer Group*	2/7	5/7[2]	5/6[3]	1/3	1/3

Source: Morningstar as of 8/31/2016. Lipper Peer Group is the Lipper U.S. Mortgage Funds peer group. The risk-free proxy used in the Sharpe Ratio calculation is the Morningstar "USTREAS Treasury Bill Auction Average 3 Month" index.

(1) The Lipper Peer Group Average for each of the 1-, 3-, 5-, and 10- year periods and for 2008, as shown above, is based on the performance of the funds that comprised the Lipper Peer Group as of May 2017, which may differ from the funds that comprised the Lipper Peer Group during past periods.

(2) BKT ranks 3 out of 7 funds when Sharpe Ratio is calculated based on BlackRock official net annualized total return for BKT, when compared against the Sharpe Ratio based on Morningstar calculated total return for the other funds in the Lipper Peer Group.

(3) BKT ranks 2 out of 6 funds when Sharpe Ratio is calculated based on BlackRock official net annualized total return for BKT, when compared against the Sharpe Ratio based on Morningstar calculated total return for the other funds in the Lipper Peer Group.

* Lipper Peer Group Average includes, and BKT Rank in Lipper Peer Group is based on, Morningstar's annualized total return data for BKT that differs from the BlackRock official net annualized total return for BKT as a result of a difference in the dividend reinvestment calculation methodology. Unless otherwise noted, BKT's rankings in this table remain the same regardless of whether BlackRock official net annualized total return or Morningstar calculated total return data is used for BKT. For an explanation of the difference in BlackRock's and Morningstar's calculations of annualized total return, see footnotes 1 and 2 of the "Lipper Peer Group — Annualized Total Return on Net Asset Value" table on slide 12.

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Custom Peer Group – Sharpe Ratio on Net Asset Value

As shown below, the Fund has similarly performed very well versus the Custom Peer Group on a risk adjusted basis, as measured by the Sharpe Ratio.

- The Fund was the best performing fund in the Custom Peer Group for Sharpe Ratio based on net asset value for the 3-, 5- and 10-year periods ended August 31, 2016, as well as for 2008.

Custom Peer Group – Sharpe Ratio on Net Asset Value

Name	1 Year	3 Year	5 Year	10 Year	2008
BlackRock Income Trust (BKT)	1.90	1.93	1.51	1.38	0.84
Custom Peer Group Average*	1.74	1.14	0.84	0.88	-0.02
BKT Rank in Custom Peer Group*	3/5(1)	1/5	1/5	1/5	1/5

Source: Morningstar as of 8/31/2016. Custom Peer Group is the custom "high quality" peer group. The risk-free proxy used in the Sharpe Ratio calculation is the Morningstar "USTREAS Treasury Bill Auction Average 3 Month" index.

(1) BKT ranks 2 out of 5 funds when Sharpe Ratio is calculated based on BlackRock official net annualized total return for BKT, when compared against the Sharpe Ratio based on Morningstar calculated total return for the other funds in the Custom Peer Group.

* Custom Peer Group Average includes, and BKT Rank in Custom Peer Group is based on, Morningstar's annualized total return data for BKT that differs from the BlackRock official net annualized total return for BKT as a result of a difference in the dividend reinvestment calculation methodology. Unless otherwise noted, BKT's rankings in this table remain the same regardless of whether BlackRock official net annualized total return or Morningstar calculated total return data is used for BKT. For an explanation of the difference in BlackRock's and Morningstar's calculations of annualized total return, see footnotes 1 and 2 of the "Custom Peer Group — Annualized Total Return on Net Asset Value" table on slide 13.

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Appendix D Additional Information

Overview of Appendix D As shown on slide 20 in Appendix D, non-agency mortgage backed securities have significantly outperformed agency mortgage backed securities over the past five years, a period which has been favorable for owning credit risk. As discussed, many of the funds in the Lipper Peer Group allocate over 50% of their investments to non-agency mortgage backed securities which is the primary reason BKT has underperformed the Lipper Peer Group given BKT invest primarily in agency mortgages. Similarly, as shown on slide 21 in Appendix D, the correlation of returns data shows that BKT has a high correlation to the core bonds as shown by the Bloomberg Barclays U.S. Aggregate Bond Index and the Citi U.S. BIG Mortgage Index and a low or negative correlation to assets subject to greater risk such as US Equites and below-investment grade high yield bonds. Conversely, many of the funds in the Lipper Peer Group exhibit significantly lower correlations to core bonds and mortgages and significantly higher correlations to equities and high yield bonds. The Fund’s high quality mandate means that investors may experience lower returns relative to funds in the Lipper Peer Group which generally hold significantly more credit risk, specifically during periods which are favorable for credit risk like the past five years. More importantly, we believe that evaluating the Fund’s performance based on only a five year period is too short-sighted, especially for Fund that was started in 1988. Lastly, we believe it’s important to look at long term performance of the Fund. For example, as of the Fund’s most recent fiscal year ended August 31, 2016, the Fund had outperformed and posted a higher Sharpe Ratio than the Lipper Peer Group on a net asset value basis for the 10 year period.

Asset Class Performance BKT primarily invests in agency mortgage backed securities whereas many funds in the Lipper Peer Group primarily invest in non-agency mortgage backed securities As shown below, total returns for each of these asset classes have varied significantly over the past five calendar years and year-to-date, especially for non-agency mortgage backed securities Source: Bloomberg and Citi as of 6/30/2017. “U.S. Treasuries” is the Bloomberg Barclays U.S. Treasury Index; “U.S. Treasury Inflation Protected Securities” is the Bloomberg Barclays U.S. TIPS Index; “Agency Mortgage Backed Securities” is the Bloomberg Barclays U.S. Mortgage Backed Securities Index; “Non-Agency Mortgage Backed Securities” is the Citi Non-Agency Index; “Non-Agency Commercial Mortgage Backed Securities” is the Bloomberg Barclays Non-Agency CMBS Aggregate ERISA-Eligible Index; “Asset Backed Securities” is the Bloomberg Barclays ABS Index. 1/2/2012 to 6/30/2017 Asset Class 2012 2013 2014 2015 2016 2017 YTD Cumulative (1) U.S. Treasuries 1.99 -2.75 5.05 0.84 1.04 1.87 8.15 U.S. Treasury Inflation Protected Securities 6.98 -8.61 3.64 -1.44 4.68 0.85 5.43 Agency Mortgage Backed Securities 2.59 -1.41 6.08 1.51 1.67 1.35 12.23 Non-Agency Mortgage Backed Securities 25.9 8.9 6.7 3.3 5.4 4.9000000000000004 67.08 Non-Agency Commercial Mortgage Backed Securities 9.66 0.23 3.76 0.59 3.87 2.33 21.94 Asset Backed Securities 3.66 -0.27 1.88 1.25 2.0299999999999998 1.1399999999999999 10.050000000000001

BKT & Lipper "Peers" – 5 Year Performance & Correlation to Major Indices

The correlation of returns relative to major indices for funds in the Lipper Peer Group has varied significantly over the past five years through June 30, 2017

- BKT's high quality bias means that the Fund's returns will generally be more correlated to asset classes with lower risk such as the Bloomberg Barclays U.S. Aggregate Bond Index which primarily comprises investment grade securities
- Conversely, many of the funds in the Lipper Peer Group have significant exposure to below investment grade ("junk") securities, or to unrated securities, which means the Lipper Peer Group returns will generally be more correlated to asset classes exhibiting higher risk such as high yield bonds and equities

		5 Year Correlation			
Name	5 Year Annualized Total Return on Net Asset Value	S&P 500 Total Return Index	Bloomberg Barclays U.S. High Yield 2% Issuer Capped Index Total Return USD	Bloomberg Barclays U.S. Aggregate Bond Index Total Return USD	Citi U.S. BIG Mortgage Index Total Return
BlackRock Income Trust	2.33	(0.06)	0.23	0.73	0.83
First Trust Mortgage Income Fund	4.17	0.29	0.40	(0.03)	0.01
Nuveen Mortgage Opportunity Term Fund	10.00	0.29	0.48	0.26	0.23
Nuveen Mortgage Opportunity Term Fund 2	10.00	0.28	0.48	0.27	0.23
Nuveen Multi-Market Income Fund	5.49	0.55	0.88	0.49	0.43
Vertical Capital Income Fund	8.49	0.09	0.27	0.45	0.43
Western Asset Mortgage Defined Opportunity Fund	15.19	0.25	0.42	0.27	0.25

Source: Morningstar as of 6/30/2017. Correlations based on net asset value. Correlation is a statistic that measures the degree to which two securities move in relation to each other.

This presentation contains performance results that reflect past performance and are no guarantee of future results. Investment return and principal value of shares will fluctuate so that shares, when sold, may be worth more or less than their original cost. Performance during periods of exceptional market conditions should not be expected to be repeated in a normal market environment. Current performance may be lower or higher than the performance data quoted. Index performance does not reflect any deduction for fees and expenses. You cannot invest directly in an index.

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Index Definitions Bloomberg Barclays ABS Index The Asset-Backed Securities (ABS) Index has three subsectors: (1) Credit and charge cards; (2) Autos; and (3) Utility. This index is the ABS component of the U.S. Aggregate index. Bloomberg Barclays Non-Agency CMBS Aggregate ERISA-Eligible Index This index, which includes investment grade securities that are ERISA eligible under the underwriter’s exemption, is the component of the Bloomberg Barclays CMBS Index excluding CMBS guaranteed by Ginnie Mae (GNMA), Fannie Mae (FNMA), and Freddie Mac (FHLMC). Bloomberg Barclays U.S. Mortgage Backed Securities Index The MBS Index covers the mortgage-backed pass-through securities of Ginnie Mae (GNMA), Fannie Mae (FNMA), and Freddie Mac (FHLMC). This index is the U.S. MBS component of the U.S. Aggregate index. Bloomberg Barclays U.S. Treasury Index This index consists of public obligations of the U.S. Treasury with a remaining maturity of one year or more. Bloomberg Barclays U.S. TIPS Index This index consists of Inflation-Protection securities issued by the U.S. Treasury. Bloomberg Barclays U.S. High Yield 2% Issuer Capped Index Total Return USD A component of the US Corporate High Yield Index that is designed to track a more liquid component of the USD-denominated, high yield, fixed-rate corporate bond market. Bloomberg Barclays U.S. Aggregate Bond Index Total Return USD The Bloomberg Barclays US Aggregate Bond Index is a broad-based flagship benchmark that measures the investment grade, US dollar-denominated, fixed-rate taxable bond market. The index includes Treasuries, government-related and corporate securities, MBS (agency fixed-rate and hybrid ARM pass-throughs), ABS and CMBS (agency and non-agency). Citi Non-Agency Index Citi Research maintains a benchmark of Prime, Alt-A, Option ARM, and Subprime private label residential mortgage backed securities, and regularly publishes a total return. Citi U.S. BIG Mortgage Index Total Return A component of the US Broad Investment-Grade Bond Index (USBIG) tracks the performance of US Dollar-denominated bonds issued in the US investment-grade bond market. S&P 500 Total Return Index Widely regarded as the best single gauge of large-cap U.S. equities. The index includes 500 leading companies and captures approximately 80% coverage of available market capitalization.